Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Tim Benson
Factory Card & Party Outlet Corp.
630-579-2231
tbenson@factorycard.com

FACTORY CARD & PARTY OUTLET CORP. REPORTS

FOURTH QUARTER AND FULL YEAR RESULTS

NAPERVILLE, IL (April 15, 2004) – Factory Card & Party Outlet Corp. (FCPO) today announced results for the fourth fiscal quarter and full year of 2003, ended January 31, 2004.

For the quarter ended January 31, 2004, net sales declined 3.3 percent to $56.9 million, compared with $58.8 million in the fourth quarter of last year. The net loss for the fourth quarter of 2003 was $1.1 million, or $0.36 per basic and fully diluted share, due in large part to a material increase in advertising expense. Looking back at the fourth quarter of 2002, the Company reported net income of $372 thousand or $0.13 per basic and fully diluted share. Comparable store net sales for the fourth quarter ended January 31, 2004 declined 5.0 percent.

Net sales for the fiscal year ended January 31, 2004 decreased 1.7 percent to $222.6 million, compared with $226.5 million a year ago. The Company reported net income for the fiscal year of $1.4 million, or $0.47 per basic share. Fully diluted earnings per share were $0.40. Comparable store net sales for the fiscal year ended January 31, 2004 decreased 2.0 percent from the prior fiscal year.

Additionally, the Company announced that net sales for the first two fiscal months ended April 3, 2004, increased 7.9% to $38.5 million from $35.7 million during the same period last year. Comparable net sales increased 5.4% from the same period last year. The positive sales increase reflects the continued strong performance of the Company’s party category combined with a favorable calendar shift of the Easter holiday.

“Our fourth quarter results reflect disappointing seasonal sales within a challenging retail environment. These results were in spite of increased advertising expenditures for the quarter and a strong showing in our everyday party category sales,” stated Gary W. Rada, President and Chief Executive Officer. “Despite a disappointing fourth quarter, we are pleased to have made great strides during 2003 to significantly reduce the Company’s debt, open six new stores, and complete a second year of profitable operations. We’re also off to a good start in 2004, with encouraging same store sales increases and another three new stores opened year to date. Moving forward, we remain focused on building our party business and executing the Company’s growth strategy, which includes plans to open up to seven more new stores this fiscal year.”

-more-

FCPO 4Q Earnings

Starting in May 2004, Factory Card & Party Outlet will begin announcing monthly sales results in the week following the close of the fiscal month. Further, the Company will also commence conducting quarterly investor conference calls after the close of the first quarter ended May 1, 2004. The first call will take place in June, when the Company reports first quarter earnings.

Lastly, the Company also announced it has extended its revolving credit facility agreement with Wells Fargo Retail Finance through April of 2007. The extension allows the Company to borrow up to $30 million while lowering various borrowing rates and fees associated with the facility.

A comparison of net income and earnings per share for the period subsequent to April 6, 2002 (effective date of the consummation of the plan for reorganization for accounting purposes) to prior periods would not be meaningful due to significant reorganization cost, gains related to extinguishment of unsecured creditors’ claims, fresh start accounting adjustments and capital structure changes related to the Company’s previously announced emergence from Chapter 11.

Factory Card & Party Outlet, (www.factorycard.com) based in Naperville, Illinois, currently operates 179 Company-owned retail stores in 20 states, offering an extensive assortment of party supplies, greeting cards, gift-wrap, and other special occasion merchandise at everyday value prices.

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

In general, the results, performance or achievements of the Company and its stores, and the value of the Company’s common stock, are dependent upon a number of factors, including, without limitation: the dependence on key personnel; competition; ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company’s filings with the Securities and Exchange Commission.

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FACTORY CARD & PARTY OUTLET CORP.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Successor Company	Successor Company	Successor Company	Successor Company	Predecessor Company
	Three Months Ended January 31, 2004	Three Months Ended February 1, 2003	Twelve Months Ended January 31, 2004	Ten Months Ended February 1, 2003	Two Months Ended April 6, 2002
Net sales	$56,906	$58,837	$222,635	$185,699	$40,837
Cost of sales	38,863	40,490	145,372	122,435	26,991

Gross profit	18,043	18,347	77,263	63,264	13,846
Selling, general and administrative expenses	18,958	16,387	71,851	55,872	12,212
Depreciation	557	652	1,957	1,501	1,030
Reorganization items	—	—	—	—	(18,840)
Interest expense	319	383	1,182	1,368	374

Income (loss) before income tax expense (benefit)	(1,791)	925	2,273	4,523	19,070
Income tax expense (benefit)	(714)	553	911	1,981	(360)

Net income (loss)	$(1,077)	$372	$1,362	$2,542	$19,430

Net income (loss) per share - basic	$(0.36)	$0.13	$0.47	$0.89

Weighted average shares outstanding – basic	2,950,937	2,871,820	2,919,115	2,866,420

Net income (loss) per share – diluted	$(0.36)	$0.13	$0.40	$0.86

Weighted average shares outstanding – diluted	2,950,937	2,871,820	3,426,179	2,957,516

FACTORY CARD & PARTY OUTLET CORP.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Dollar amounts in thousands)

	January 31, 2004	February 1, 2003
ASSETS
Current assets:
Cash	$179	$196
Merchandise inventories, net	45,667	48,190
Prepaid expenses and other	4,089	4,088

Total current assets	49,935	52,474

Fixed assets, net	7,551	6,801
Other assets	259	389
Deferred tax asset, net	427	376

Total assets	$58,172	$60,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt – line of credit	$9,763	$17,528
Accounts payable	15,929	12,965
Accrued expenses	6,974	6,465
Current portion of long term debt and capital lease obligations	2,135	440

Total current liabilities	34,801	37,398

Long term debt and capital lease obligations	3,699	5,889
Deferred rent liabilities	1,725	1,599

Total liabilities	40,225	44,886

Stockholders’ equity	17,947	15,154

Total liabilities and stockholders’ equity	$58,172	$60,040

FACTORY CARD & PARTY OUTLET CORP.

AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	For the 52- weeks ended January 31, 2004	For the 43- weeks ended February 1, 2003	For the nine weeks ended April 6, 2002	For the 52- weeks ended February 2, 2002
	Successor Company	Successor Company	Predecessor Company	Predecessor Company
Cash flows from operating activities:
Net income (loss)	$1,362	$2,542	$19,430	$(5,531)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Plan of reorganization and fresh start adjustments	—	—	(21,898)	—
Depreciation and amortization of fixed assets	1,957	1,501	1,030	6,826
Amortization of deferred financing costs and unearned compensation	331	205	26	646
Non cash portion of reorganization items	—	—	1,275	2,422
Tax benefit of pre-confirmation net operating losses	962	2,357	—	—
Loss on disposal of fixed assets	—	—	—	11
Changes in assets and liabilities:
Merchandise inventories, net	2,523	3,401	2,212	(3,613)
Prepaid expenses and other assets	(71)	1,127	(2,594)	(1,366)
Deferred tax asset, net	(51)	(376)	—	—
Accounts payable	2,964	1,603	3,336	437
Accrued expenses	509	(6,069)	2,020	(177)
Deferred rent obligation	126	1,599	—	—
Liabilities subject to compromise	—	—	—	95

Net cash provided by (used in) operating activities	10,612	7,890	4,837	(250)

Net cash used in investing activities – purchase of fixed assets, net	(2,708)	(2,462)	(257)	(1,143)

Cash flow provided by (used in) financing activities:
Borrowings	227,024	190,401	38,381	241,603
Repayment of debt	(234,789)	(195,616)	(42,898)	(240,042)
Payment of long term obligations	(440)	(408)	(56)	(267)
Increase (decrease) in long term debt	(54)	105	—	—
Cash received from exercise of management stock warrants and options	338	97	—	—

Net cash provided by (used in) financing activities	(7,921)	(5,421)	(4,573)	1,294

Net increase (decrease) in cash	(17)	7	7	(99)
Cash at beginning of period	196	189	182	281

Cash at end of period	$179	$196	$189	$182